UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2005

Cal Dive International, Inc.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	000-22739 (Commission File Number)	95-3409686 (IRS Employer Identification No.)

400 N. Sam Houston Parkway E., Suite 400
Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

281-618-0400
(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 21, 2005, Cal Dive International, Inc. (“Company”) entered into that certain Second Amendment to Credit Agreement (“Second Amendment”) made by and between Company and Bank of America, N.A., et al. The Credit Agreement was amended to permit the Company to issue the $240,000,000 aggregate principal amount of 3.25% Convertible Senior Notes due 2025 in an offering pursuant to Rule 144A under the Securities Act of 1933, as amended. Banc of America Securities LLC, one of the initial purchasers of such Notes, is an affiliate of Bank of America, N.A. A copy of that Second Amendment is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01 Other Events

On March 23, 2005, Cal Dive International, Inc. issued a press release entitled “Cal Dive International, Inc. Prices $240 Million Convertible Senior Notes Offering”. A copy of that press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Number	Description

99.1	Second Amendment to Credit Agreement dated March 21, 2005, made by and between Company and Bank of America, N.A., et al.

99.2	Press Release of Cal Dive International, Inc. dated March 23, 2005.

Cal Dive International, Inc.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Date: March 23, 2005

Cal Dive International, Inc.
By:	/S/ A. WADE PURSELL
A. Wade Pursell
Senior Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

99.1	Second Amendment to Credit Agreement dated March 21, 2005, made by and between Company and Bank of America, N.A., et al.

99.2	Press Release of Cal Dive International, Inc. dated March 23, 2005.